Exhibit 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487 POC:26-0339 Page 1 of 1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Friday, September 29, 2006

PRECISION OPTICS CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI.OB), (“Precision Optics”) today announced operating results on an unaudited basis for the fourth quarter and fiscal year 2006 ended June 30, 2006.

Fourth Quarter Operating Results
Revenues - For the quarter ended June 30, 2006, revenues were $631,905 compared to $362,215 for the same period last year, an increase of 74.5%.

Net Loss - For the quarter ended June 30, 2006, net loss was $594,035, or $0.04 per share, a decrease of $520,073, from the net loss of $1,114,108, or $0.16 per share, for the same period last year. The weighted average common shares outstanding for the quarters ended June 30, 2006 and June 30, 2005 were 14,049,879 and 7,008,212, respectively.

Fiscal Year 2006 Operating Results
Revenues - For the year ended June 30, 2006, revenues were $2,284,693 compared to $1,349,819 for the same period last year, an increase of 69.3%.

Net Loss - For the year ended June 30, 2006, net loss was $2,272,473, or $0.26 per share, a decrease of $1,415,888 compared to the net loss of $3,688,361, or $0.55 per share, for the year ended June 30, 2005. The weighted average common shares outstanding for the years ended June 30, 2006 and June 30, 2005 were 8,768,629 and 6,749,003, respectively.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures. The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components; assemblies and endoscopes under 1 mm. Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.
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